Exhibit 99.1
Certain statements in this News Release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to earnings and other statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. These risks and uncertainties include, among others, the cyclical nature of the rail leasing business, railcar purchasing decisions by Element, and the available supply of secondary market railcars for purchase. For a discussion of other risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the most recent fiscal year.

NEWS RELEASE

Investor Contact:
Jessica L. Greiner
Director of Investor Relations
Trinity Industries, Inc.
214/631-4420

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Forms
Strategic Railcar Alliance with Element Financial Corporation

DALLAS - December 9, 2013 - Trinity Industries, Inc. (NYSE:TRN) announced today that its newly formed, wholly-owned subsidiary, TrinityRail Asset Management Company, LLC (“TRAMCo”), has entered into a strategic alliance with Element Financial Corporation (TSX:EFN) (“Element”), one of North America's leading equipment finance companies, and is expected to develop a diversified portfolio of up to $2 billion of leased railcars. Under the terms of the multi-year program agreement, Element will acquire a portfolio of leased railcars primarily consisting of new railcars manufactured by Trinity Rail Group, LLC, existing railcars from Trinity Industries Leasing Company (“TILC”), as well as secondary market purchases identified by TRAMCo and Element. TILC will act as servicer of the Element-owned leased railcar fleet and receive fees accordingly.

It is expected that Element will initially purchase approximately $500 million of existing leased railcars from TILC. The first purchase of approximately $100 million of these leased railcars is expected to close on or before December 31, 2013 with the next $400 million expected to close by the end of first quarter of 2014. Subsequent to the initial sale, an additional $500 million of purchases are expected to occur through 2014 and primarily consist of new TrinityRail manufactured railcars, the majority of which are in Trinity’s current leasing order backlog. The remaining $1 billion of the targeted $2 billion of railcar purchases by Element is anticipated to occur in 2015. These purchases may include a combination of newly manufactured railcars, existing TILC leased railcars, as well as secondary market purchases. TILC will not retain an ownership interest in any of the leased railcars sold to Element. Macquarie Capital advised Trinity on this alliance.

“We are excited to form this strategic alliance with Element, which shares Trinity’s long-term view regarding the attractive nature of investing in leased railcars,” said D. Stephen Menzies, Trinity Industries, Inc. Senior Vice President and the group president responsible for Trinity’s railcar manufacturing and leasing businesses. “Aligning Trinity’s expertise in railcar leasing and management services with Element’s proven leadership and committed financial resources is an ideal strategic combination. This alliance complements our other funding vehicles and further enhances Trinity’s financial resources and flexibility to grow our railcar leasing platform,” added Mr. Menzies.

“This agreement is an extension of the railcar financing relationship that Trinity has had with Element’s senior leadership team which began more than two decades ago,” noted Steven K. Hudson, Element’s Chairman and CEO. “At the same time, it significantly advances Element’s growth strategy by positioning us with North America’s leading railcar manufacturer in a strategic alliance that is expected to substantially increase our current portfolio of finance assets over the next two years. Railcar financing complements our other core equipment financing verticals by offering attractive yields, access to reliable and proven funding structures, efficient originating and operating costs and low credit losses backed by long life assets that are in high demand,” added Mr. Hudson.

“This alliance enhances Trinity’s flexibility to continue growing our leasing platform in a capital efficient manner while maintaining ongoing relationships with our lessees,” said James E. Perry, Trinity’s Senior Vice President and Chief Financial Officer. “The cash generated from this alliance will be available for continued investment in our railcar leasing and management services platform as well as for reinvestment in our portfolio of diversified industrial businesses, or other investments to enhance shareholder returns.”

The following section provides transaction details and additional clarification in a “Question and Answer” format:

Q1) What are other key terms of the strategic alliance with Element?

•	TILC and TRAMCo will work with Element to develop a diversified fleet of up to $2 billion of leased railcars.

•
Trinity will earn an origination fee on the leases attached to railcars sold to Element. TILC will serve as servicer of the railcars in Element’s portfolio and will earn a servicing fee. In addition, TRAMCo will earn origination fees on secondary market transactions identified for placement into the Element portfolio as well as potential incentive fees based on the portfolio’s performance.

•	The preferred alliance with Element does not preclude Trinity from participating in any other third party transactions.

Q2) What is the accounting treatment for this transaction and the ongoing strategic alliance?

•	Trinity does not expect to defer any of the revenue or profit on the railcars sold to Element.

•	The accounting treatment will depend on whether the railcars sold to Element are existing railcars in TILC’s lease fleet or if they are newly manufactured at the time of sale.

•
For sales of existing leased railcars to Element, the profit recognized at the time of sale will include both the book gain recorded on the sale as well as profit previously deferred when the railcars were initially manufactured and placed into the TILC lease fleet.

•	Servicing, origination, incentive or other management fees related to the transaction will be accounted for in the Leasing segment as they are earned.

Q3) How does this transaction impact Trinity’s FY 2013 earnings guidance and future financial results?

•
Trinity expects the first $100 million sale of existing leased railcars to close on or before December 31, 2013. The Company expects the sale will add $0.11 to $0.13 per share to fourth quarter 2013 earnings. The profit from this sale was not included in the most recent earnings guidance provided on the Company’s third quarter conference call.

•
Trinity has not provided earnings guidance for FY 2014. However, Trinity expects to generate $0.90 to $1.10 per share on the sale of the $400 million portfolio of existing leased railcar assets expected to close during the first quarter of 2014.

•	These earnings per share estimates include both the book gain recorded on the sale as well as profit that was previously deferred when the railcars were initially manufactured and placed into the TILC lease fleet.

•	Any additional impacts on Trinity’s financial results will be discussed on the Company’s fourth quarter 2013 earnings conference call.

Q4) How much cash will this generate for Trinity, and what are the potential uses of the proceeds?

•
The level of cash generated will depend on a number of variables, including the sales price, the mix of railcars sold - newly manufactured or existing, whether or not the railcar is encumbered, the tax basis, and the age of the railcar.

•
The cash generated from this alliance will be available for continued investment in the Company’s railcar leasing and management services platform as well as for reinvestment in its portfolio of diversified industrial businesses, and other investments to enhance shareholder returns.

•	Trinity continues to devote resources towards identifying and pursuing additional businesses that provide products that align with Trinity’s manufacturing platforms.

Q5) How does this transaction impact your leasing strategy going forward?

•
This preferred alliance represents a continuation of Trinity’s strategy to develop relationships with third party equity investors and partners to grow the leasing platform and increase the Company’s financial flexibility. It reinforces TrinityRail’s desire to be recognized as a premier provider of turnkey solutions for railcar assets and railcar leasing services.

•
Trinity has a number of options for growing its leasing platform including: originating and servicing leased railcars for the Company’s wholly-owned lease fleet, for its partially-owned lease fleets, and for strategic partners, like Element.

Q6) Do you have enough railcars available for sale to complete both the RIV and Element transactions?

•
Yes. The Rail Group order backlog dedicated to Trinity’s leasing group was $848 million at September 30, 2013. In addition, the Company had approximately $812 million of unencumbered railcars as of September 30, 2013, has the ability to sell certain encumbered railcars, and its future railcar production.

About Trinity Industries, Inc.
Trinity Industries, Inc., headquartered in Dallas, Texas, is a diversified industrial company that owns market-leading businesses which provide products and services to the energy, transportation, chemical and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Trinity Rail Group, LLC is the leading railcar manufacturer in North America. Trinity Industries Leasing Company is a leading railcar leasing and management services company wholly owned by Trinity Industries, Inc. TrinityRail Asset Management Company, LLC is a newly formed wholly-owned subsidiary of TILC established to provide turnkey railcar leasing and management solutions to institutional investors who are interested in investing in leased railcar assets.

About Element Financial Corporation
With total assets of approximately $2.7 billion, Element Financial Corporation is one of North America's leading equipment finance companies. Element operates across North America in three verticals of the equipment finance market - Element Capital provides large ticket equipment financing, Element Finance serves the mid-ticket equipment finance market and Element Fleet provides vehicle fleet leasing and management solutions.

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